UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2023
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 13, 2023, Funko, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 42,400,297 shares of the Company’s Class A and Class B common stock (collectively, “Common Stock”) were present in person or represented by proxy at the meeting, representing approximately 83.78% percent of the Company’s outstanding Common Stock as of the April 18, 2023 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2023.
Item 1 — Election of three Class III directors for a term of office expiring on the date of the annual meeting of stockholders in 2026 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Diane Irvine	36,612,980	520,996	5,266,321
Sarah Kirshbaum Levy	36,706,742	427,234	5,266,321
Jesse Jacobs	28,585,894	8,548,082	5,266,321
Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
42,118,936	162,540	118,821	0
Item 3 - Approval of two separate proposals to amend the Company’s Amended and Restated Certificate of Incorporation (“COI”).
(a)The vote to amend a provision that is substantially similar to Section 203 of the General Corporation Law of the State of Delaware to exclude TCG 3.0 Fuji, LP (“TCG”) and certain other parties (including certain affiliates, associates and transferees of TCG) from the definition of “Interested Stockholder” was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
35,606,582	1,468,893	58,501	5,266,321
(b)The vote to provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
33,856,655	3,226,624	50,697	5,266,321
Item 4 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
34,172,849	438,322	1,522,805	5,266,321

Item 5 - Approval, on an advisory (non-binding) basis, of the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.

1 YEAR	2 YEARS	3 YEARS	Votes ABSTAINED	Broker Non-Votes
35,222,224	10,658	216,651	1,684,443	5,266,321
Based on the foregoing votes, Diane Irvine, Sarah Kirshbaum Levy and Jesse Jacobs were elected, Items 2, 3a, 3b and 4 were approved, and “1 YEAR” was approved as the frequency of future advisory votes on the compensation of the Company’s named executive officers.
In light of this result for Proposal 5, which is consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Company has determined to hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory votes on executive compensation is submitted to the Company’s stockholders or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	FUNKO, INC.

By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary